UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 15, 2006

                                  NEOSTEM, INC.
             (Exact name of registrant as specified in its charter)


  Delaware                        0-10909                       22-2343568
(State Or Other                 (Commission                   (IRS Employer
Jurisdiction Of                 File Number)                 Identification No.)
Incorporation)


    420 Lexington Avenue, Suite 450
           New York, New York                                       10170
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (212)-584-4180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01.      Other Events.

On December 15, 2006 NeoStem, Inc. (the "Company" or "NeoStem") entered into a five year agreement with HemaCare Corporation ("HemaCare") pursuant to which HemaCare will provide NeoStem with collection services for the procurement of adult stem cells from peripheral blood for the purpose of long-term storage. HemaCare will provide services consisting of apheresis services for the collection of adult stem cells from peripheral blood for long-term storage and for other purposes, such as research purposes, if requested by NeoStem. These services will be provided at either a HemaCare facility, a NeoStem facility or a third party center affiliated with NeoStem, including members of NeoStem's Physician's Network. Additionally, under the Agreement HemaCare shall also provide to NeoStem standard operating procedures ("SOPs") for the collection of peripheral blood progenitor cells to be used by NeoStem as its own SOP and to keep such SOPs up to date, which may continue to be used by NeoStem for up to ten years following termination of the Agreement, subject to continued payment by NeoStem of a maintenance fee. HemaCare shall also provide NeoStem with assistance in training and opening other facilities, whether NeoStem owned facilities or a third party center affiliated with NeoStem, including members of NeoStem's Physician's Network.

The provision of apheresis services for the collection of adult stem cells from peripheral blood for long term storage shall be provided to NeoStem on an exclusive basis during the term of the Agreement. The Company also gives to HemaCare the first right to negotiate an arrangement with NeoStem for the provision of other collection services should the Company choose to expand its business model. New inventions that may arise as a result of performance of the services shall be the sole property of NeoStem and NeoStem may seek intellectual property protection for such new inventions, if any. The parties further agree to standard confidentiality obligations during the term of the agreement and for three years thereafter.

The Agreement is for a term of five years, subject to earlier termination by either party, generally upon 180 days' prior notice.

NeoStem shall provide to HemaCare payment for such services as set forth in the Agreement, which shall be fixed for a 12 month period and may thereafter be increased based on mutual agreement of the parties.

The services shall be provided by HemaCare in accordance with all FDA regulations and guidelines, licensing requirements of an jurisdiction in which the services are performed cGMP standards and all other applicable federal, state or local laws. This Agreement supersedes the terms of a prior agreement acquired by the Company in connection with the acquisition of its adult stem cell business in January 2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NEOSTEM, INC.


                                        By: /s/Catherine M. Vaczy
                                            ---------------------
                                            Catherine M. Vaczy
                                            Vice President and General Counsel


Dated:  December 21, 2006